                                                                   EXHIBIT 10(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company, File No. 333-63904.

                                          By:     /s/ BARRY G. SKOLNICK
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel

June 19, 2002